IRREVOCABLE PROXY AGREEMENT RENEWAL AND RATIFICATION

This document executed on June 9, 2025 to be effective and enforceable since June 12, 2025, constitutes the express renovation and ratification of the IRREVOCABLE PROXY AGREEMENT (this “Agreement”) made as of June 12, 2019, as amended on May 20, 2021 and on May 23, 2023, by and among INTERNATIONAL FINANCIAL HOLDINGS GROUP INC., a British Virgin Islands corporation (“Stockholder”), in favor of GEORGE PASTOR, CARLOS RODRIGUEZ-PASTOR, and ANNE MARIE SEE (collectively, the “Agents” and each, an “Agent”).

Stockholder is the beneficial and record holder of 77.30% Class A shares and 24.21% Class B shares (collectively, “Stockholder’s Shares”) of Intercorp Perú Ltd., a Bahamas company (“Company”).

Stockholder desires to irrevocably renew the appointment of the Agents, collectively, as its agent, attorney and proxy for the term and purposes and under the conditions as herein provided.

Each of the Agents desires to accept such appointment in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.
Voting Proxy. Stockholder hereby grants to the Agents an irrevocable proxy to vote Stockholder’s Shares and to exercise all other rights, powers, privileges and remedies to which a holder of Stockholder’s Shares or other equity interests in Company would be entitled (including without limitation giving or withholding written consents of unitholders, members or partners, as applicable, calling special meetings of unitholders, members or partners, as applicable, and voting at such meetings), which proxy is coupled with an interest and shall be effective, automatically and without the necessity of any action (including any transfer of any of Stockholder’s Shares on the record books of the issuer thereof) by any other person (including the issuer of Stockholder’s Shares or any officer or agent thereof), upon the execution of this Agreement.
2.
Action; Successors. The Agents shall act by majority. If one or more of the Agents is unable or unwilling to act, the other Agent(s) may act. An Agent may resign at any time upon 90 days’ notice. An Agent may at any time appoint a successor Agent to serve in his or her place for the remainder of the Term, as hereinafter defined. Such resignations and appointments shall be made by a signed writing. If an Agent ceases to serve due to incapacity or death without having appointed a successor, the other two Agents may, acting unanimously by a signed writing, appoint a successor Agent. Any successor so appointed must be a direct family member or spouse of GEORGE PASTOR, CARLOS RODRIGUEZ-PASTOR, or ANNE MARIE SEE.
3.
Agreements of Company. Company shall give copies of any notices or other communications relating to Stockholder’s Shares that it sends to Stockholder or to any other

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members to the Agents at the same time as such notices or other communications are sent to Stockholder or any such other unitholder of Company. Company acknowledges the powers and proxies granted herein and agrees that the Agents shall have the sole right to vote Stockholder’s Shares with respect to any matter.
4.
Termination. This Agreement shall terminate at the expiration of the two (2) years counted since the date of effectiveness of this instrument (such period, the “Term”). At the end of the two-year period, the appointment of the Agents shall automatically renew for successive 6-month periods unless Stockholder elects to terminate this appointment and proxy upon no less than 90 days’ prior written notice.
5.
Miscellaneous.
(a)
Notices. All notices, consents, approvals and requests required or permitted hereunder shall be given in the manner and to the addresses set forth on Appendix A.
(b)
Governing Law. This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the British Virgin Islands.
(c)
Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by each of the parties to this Agreement executed and effective no less than 90 days prior to the effective date of any such amendment, waiver, discharge or termination.
(d)
Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.
(e)
Jurisdiction; Venue. With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the courts of the British Virgin Islands.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered.

STOCKHOLDER:

INTERNATIONAL FINANCIAL HOLDINGS GROUP INC., a British Virgin Islands corporation

SIGNED as a DEED by GEORGE PASTOR, Authorized Signatory

___________________________________________
George Pastor In the presence of:
____________________________________________ Signature of Witness

___________________________________________
Name of Witness:

[Signature Page to Irrevocable Proxy Agreement 2025 - IFHG Inc. (Mr. George Pastor and witness)]

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COMPANY:

INTERCORP PERÚ LTD., a Bahamas company

SIGNED as a DEED by Fernando Zavala, as Authorized Representative

___________________________________________
Authorized Representative
In the presence of:

___________________________________________
Signature of Witness

_________________________________________
Name of Witness: Juan Antonio Castro

[Signature Page to Irrevocable Proxy Agreement 2025 – Intercorp Peru Ltd. (Mr. Fernando Zavala and witness)]

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AGENT:
______________________________________________
George Pastor

[Signature Page to Irrevocable Proxy Agreement 2025 –Mr. George Pastor (Agent)]

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AGENT: ______________________________________________
Carlos Rodriguez-Pastor

[Signature Page to Irrevocable Proxy Agreement 2025 –Mr. Carlos Rodriguez-Pastor (Agent)]

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AGENT: ___________________________________________

Anne Marie See

[Signature Page to Irrevocable Proxy Agreement 2025 –Mrs. Anne Marie See (Agent)]

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Appendix A

Addresses for Notices by Company to Agents

For purposes of notices, consents, approvals and requests required or permitted under the Irrevocable Proxy Agreement to which this Exhibit A is attached to, the Agents´ addresses will be the following:

Mr. George Pastor:

639 Spokane Avenue, Albany, CA 94706. ____________________________________________

Mr. Carlos Rodriguez-Pastor

21053 N 110TH WAY, SCOTTSDALE AZ 85255-3387. ______________________________

Mrs. Anne Marie See

623 Ironbark Circle, Orinda, CA 94563. ______________________________________________

[Signature Page to Irrevocable Proxy Agreement 2025 –Appendix A]

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